EXHIBIT (1)





                            SCHRODER SERIES TRUST II


                                TRUST INSTRUMENT


                                      DATED


                                DECEMBER 4, 1997



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                                TABLE OF CONTENTS


                                                                           PAGE
ARTICLE I             NAME AND DEFINITIONS

         Section 1.01      Name
         Section 1.02      Definitions

ARTICLE II            BENEFICIAL INTEREST

         Section 2.01      Shares of Beneficial Interest
         Section 2.02      Issuance of Shares
         Section 2.03      Register of Shares and Share Certificates
         Section 2.04      Transfer of Shares
         Section 2.05      Treasury Shares
         Section 2.06      Establishment of Series or Class
         Section 2.07      Investment in the Trust
         Section 2.08      Assets and Liabilities of Series
         Section 2.09      No Preemptive Rights
         Section 2.10      No Personal Liability of Shareholders
         Section 2.11      Assent to Trust Instrument

ARTICLE III           THE TRUSTEES
         Section 3.01      Management of the Trust
         Section 3.02      Initial Trustees
         Section 3.03      Term of Office
         Section 3.04      Vacancies and Appointments
         Section 3.05      Temporary Absence
         Section 3.06      Number of Trustees
         Section 3.07      Effect of Ending of a Trustee's Service
         Section 3.08      Ownership of Assets of the Trust
         Section 3.09      Meetings of Trustees
         Section 3.10      Quorum
         Section 3.11      Meeting Actions

                                   ARTICLE IV
                             POWERS OF THE TRUSTEES
         Section 4.01      Powers
         Section 4.02      Issuance and Repurchase of Shares
         Section 4.03      Trustees and Officers as Shareholders
         Section 4.04      Action by the Trustees
         Section 4.05      Principal Transactions
         Section 4.06      Committees

                                    ARTICLE V
                          NET ASSET VALUE AND EXPENSES
         Section 5.01      Determination of Net Asset Value
         Section 5.02      Expenses

                                   ARTICLE VI
                   INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
                          AND OTHER SERVICE PROVIDERS
         Section 6.01      Investment Adviser
         Section 6.02      Principal Underwriter
         Section 6.03      Administrator
         Section 6.04      Transfer Agent
         Section 6.05      Parties to Contract
         Section 6.06      Provisions and Amendments

                                  ARTICLE VII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
         Section 7.01      Voting Powers
         Section 7.02      Meetings
         Section 7.03      Notices
         Section 7.04      Quorum and Required Vote
         Section 7.05      Voting-Proxies
         Section 7.06      Action Without a Meeting

                                  ARTICLE VIII
                                   CUSTODIANS
         Section 8.01      Appointment and Duties
         Section 8.02      Central Certificate System

                                   ARTICLE IX
                         DISTRIBUTIONS AND REDEMPTIONS
         Section 9.01      Distributions
         Section 9.02      Redemptions
         Section 9.03      Suspension of the Right of Redemption
         Section 9.04      Redemption of Shares in Order to
                           Qualify as Regulated Investment Company

                                   ARTICLE X
                                  LIMITATION OF
                         LIABILITY AND INDEMNIFICATION
         Section 10.01    Limitation of Liability
         Section 10.02    Indemnification
         Section 10.03    Shareholders
         Section 10.04    Insurance

                                   ARTICLE XI
                                    OFFICERS
         Section 11.01    Officers and Appointment
         Section 11.02    Resignations
         Section 11.03    Surety Bonds
         Section 11.04    Removal

                                   ARTICLE XII
                                 MISCELLANEOUS
        Section 12.01     Trust Not a Partnership
        Section 12.02     Trustee's Good Faith Action,
                          Expert Advice, No Bond or Surety
        Section 12.03     Establishment of Record Dates
        Section 12.04     Termination of Trust or Series
        Section 12.05     Reorganization
        Section 12.06     Filing of Copies, References, Headings
        Section 12.07     Applicable Law
        Section 12.08     Amendments
        Section 12.09     Fiscal Year
        Section 12.10     Provisions in Conflict with Law
        Section 12.11     Execution via Facsimile
        Section 12.12     Principal Office
        Section 12.13     Inspection of Books



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                            SCHRODER SERIES TRUST II


     TRUST INSTRUMENT, made by Thomas G. Sheehan, Catherine S. Wooledge, and Priscilla F. Gray, as Trustees.

     WHEREAS, the Trustees desire to establish a business trust for the investment and reinvestment of funds contributed thereto;

     NOW THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.

                                    ARTICLE I
                              NAME AND DEFINITIONS

     SECTION 1.01 NAME. The name of the trust created hereby is "Schroder Series Trust II."

     SECTION 1.02 DEFINITIONS. Wherever used herein, unless otherwise required by the context or specifically provided:

         (a) "AFFILIATED PERSON" shall have the meaning given it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

         (b) "BYLAWS" means the Bylaws of the Trust as adopted by the Trustees, if any;

         (c) "CLASS" shall mean the class of Shares of a Series established in accordance with the provisions of Article II, Section 2.06 hereof.

         (d) "COMMISSION" shall have the meaning given it in the 1940 Act.

         (e) "DELAWARE ACT" refers to Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time.

         (f) "INTERESTED PERSON" shall have the meaning given it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.


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         (g) "MAJORITY SHAREHOLDER VOTE" shall have the same meaning as the term
"vote of a majority of the outstanding voting securities" is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

         (h) "NET ASSET VALUE" means the net asset value of each Series, or Class thereof, of the Trust determined in the manner provided in Article V,
Section 5.01 hereof;

         (i) "OUTSTANDING SHARES" means those Shares shown from time to time in the books of the Trust or a Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

         (j) "PERSON" shall have the meaning given it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

         (k) "SERIES" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.06 hereof.

         (l) "SHAREHOLDER" means a record owner of Outstanding Shares of the Trust;

         (m) "SHARES" means the equal proportionate transferable shares of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

         (n) "TRANSFER AGENT" shall mean the transfer agent or such officer or agent of the Trust as shall maintain the register of a Series.

         (o) "TRUST" means Schroder Series Trust II and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

         (p) "TRUSTEES" means the person or persons who has or have signed this Trust Instrument, so long as each such person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly qualified and serve as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

         (q) "TRUST PROPERTY" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

         (r) "1940 ACT" means the Investment Company Act of 1940, as amended from time to time.



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                                   ARTICLE II
                               BENEFICIAL INTEREST

         SECTION 2.01 SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and Class thereof, authorized hereunder is unlimited. All Shares issued hereunder, including without limitation, Shares issued in connection with a distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Each Share shall have no par value.

         SECTION 2.02 ISSUANCE OF SHARES. Subject to applicable law, the Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

         SECTION 2.03  REGISTER OF SHARES AND SHARE CERTIFICATES.

         (a) A register shall be kept at the principal office of the Trust or an office of the Trust's Transfer Agent that shall contain the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of that Series and any Classes thereof held by each Shareholder and a record of all transfers thereof. As to Shares for which no certificate has been issued, each Shareholder shall be entitled to receive distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution, nor to have notice given to the Shareholder as herein provided, until the Shareholder has given its address to the Transfer Agent.

         (b) No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or Class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a Transfer Agent or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on certificate shall have




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ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if the person were such officer at the time of its issue.

         (c) In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe or upon the terms generally employed by the Transfer Agent. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

         SECTION 2.04 TRANSFER OF SHARES. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by that holder's agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer and such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees or Transfer Agent. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

         SECTION 2.05 TREASURY SHARES. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any distributions declared with respect to the Shares.

         SECTION 2.06 ESTABLISHMENT OF SERIES OR CLASS. The Trust created hereby shall consist of one or more Series and separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees may divide the Shares of any Series into Classes. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series, to establish and designate and to change in any manner any such Series or Class and to fix such preferences, voting powers, rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Series or Classes into one or more Series or Classes, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class.

         All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and each Class, except as the context otherwise requires.


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         Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class thereof shall be entitled to receive the holder's pro rata share of all distributions made with respect to such Series or Class thereof. Upon redemption of Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

         The  current  Series  and  Classes  thereof  of  the  Trust,   and  the
characteristics of those Series and Classes are set forth in Annex A to this Trust Instrument.

         SECTION 2.07 INVESTMENT IN THE TRUST. The Trustees shall accept investments in any Series or Class from such Persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments may be in the form of cash, securities or other assets in which the affected Series is authorized to invest, valued as provided in Article V, Section 5.01 hereof. Investments in a Series shall be credited to each Shareholder's account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion: (1) fix the Net Asset Value per Share of the initial capital contribution; or (2) impose a sales or other charge upon investments in the Trust in such manner and at such time determined by the Trustees.

         SECTION 2.08 ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever from the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves allocated to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon all Shareholders for all purposes. Without limitation of the foregoing provisions of this Section 2.08, but subject




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to  the  right  of  the  Trustees  in  their   discretion  to  allocate  general
liabilities, expenses, costs, changes or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustee's sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

         All Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

         SECTION 2.09 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

         SECTION 2.10 NO PERSONAL LIABILITY OF SHAREHOLDER. No Shareholder of the Trust or of any Series shall be personally liable for the debts, liabilities, obligation and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

         SECTION 2.11 ASSENT TO TRUST INSTRUMENT. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.


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                                   ARTICLE III
                                  THE TRUSTEES

         SECTION 3.01 MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with unlimited powers of delegation to the extent not inconsistent with applicable law. The Trustees shall have full power and authority to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states, commonwealths, territories, dependencies, colonies or possessions of the United States of America and in any foreign jurisdiction. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, proper, desirable or appropriate in connection with the management of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

         Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

         Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected by the Shareholders owning a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office has been elected by Shareholders, if required by applicable law, the Trustees then in office will call a Shareholders' meeting for the election of Trustees.

         SECTION 3.02 INITIAL TRUSTEES. The initial Trustees shall be the persons named herein. On a date fixed by the Trustees, the Shareholders shall elect at least one (1) but not more than fifteen (15) Trustees, as specified by the Trustees pursuant to Section 3.06 of this Article III.

         SECTION 3.03 TERM OF OFFICE. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that: (1) any Trustee may resign his or her trust by written instrument signed by the Trustee and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (2) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (3) any Trustee who requests in writing to be retired or who has become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument




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signed by a majority of the other  Trustees,  specifying  the date of his or her retirement; and (4) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares.

         SECTION 3.04 VACANCIES AND APPOINTMENTS. In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other Person as they in their discretion shall see fit consistent with the limitations of applicable law. Such appointment shall take effect upon the execution of a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted.

         An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

         SECTION 3.05 TEMPORARY ABSENCE. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any time to any other Trustee or Trustees, provided that at least one Trustee must personally exercise the other powers hereunder except as herein otherwise expressly provided.

         SECTION 3.06 NUMBER OF TRUSTEES. The number of Trustees shall be at least one (1), and otherwise shall be such number as shall be fixed from time to time by the Trustees, provided, however, that the number of Trustees shall in no event be more than fifteen (15).

         SECTION 3.07 EFFECT OF ENDING OF A TRUSTEE'S SERVICE. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

         SECTION 3.08 OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument.

         SECTION 3.09 MEETINGS OF TRUSTEES. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting, and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in the Trust Instrument. Any meeting may adjourn to any place.

         Special meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; meetings of the Trustees may be called orally or in writing by the Chairman or any two other Trustees. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for in the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to the Trustee at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address. Any meeting may adjourn to any place.

         SECTION 3.10 QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business, and an action of a majority of the quorum shall constitute action of the Trustees.

         SECTION 3.11 MEETING ACTIONS. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

         SECTION 4.01 POWERS. The Trustees in all instances shall act as principals, free from the control of the Shareholders. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments but shall have full power and authority to make any and all investments that they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or any Bylaws, the Trustees shall have the power and authority:

         (a) To invest and reinvest cash and other property, to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, lease and otherwise dispose of or act with respect to any or all of the assets of the Trust;

         (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

         (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

         (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

         (e) To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws, if any, shall be deemed incorporated and included in this Trust Instrument;

         (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

         (g) To employ one or more custodians of any assets of the Trust and to retain one or more Transfer Agents and shareholder servicing agents, or both;

         (h) To consent to, execute or participate in any agreement or plan of merger, reorganization or consolidation or certificate of merger or similar document with respect to the Trust or any Series or Class;

         (i) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, custodian, underwriter or other agent or independent contractor;

         (j) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, subsections 12.04(b) and (c) hereof;

         (k) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (m) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

         (n) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Series having relative rights, powers and duties as they may provide;

         (o) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or Class thereof or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article II hereof;

         (p) To consent to or participate in any plan for the reorganization, consolidation or merger of any Person or concern or any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

         (q) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

         (r) To make distributions of income and of capital gain to Shareholders;

         (s) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

         (t) To interpret the investment policies, practices or limitations of any Series;

         (u) To establish a registered office and have a registered agent in the state of Delaware; and

         (v) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with the aforesaid business or purposes, objects or powers.

         The foregoing clauses shall be construed as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

         No Trustee hereunder shall have any power to bind personally the Trust's officers.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to oversee the application of any payments made or property transferred to the Trustees or upon their order.

         SECTION 4.02 ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

         SECTION 4.03 TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if the Trustee, officer or other agent were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such trustee, officer or other agent or any Person in which the trustee, officer or other agent is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares.

         SECTION 4.04 ACTION BY THE TRUSTEES. The Trustees shall act by majority vote (unless a greater amount is specified in this Trust Instrument or applicable law) at a meeting duly called or by majority written consent without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless applicable law requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by telephone shall be deemed to take place at the principal office of the Trust. Subject to the requirements of applicable law, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts

         SECTION 4.05 PRINCIPAL TRANSACTIONS. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from, sell any securities to, lend any assets of the Trust to, or contract in any way, whether orally or written, with any Trustee or officer of the Trust or any other Person, however related to the Trust; or have any dealings of any kind with any Person.

         SECTION 4.06 COMMITTEES. The Trustees may establish one or more committees, delegate any of the powers of the Trustees to any committee and adopt a committee charter providing for the responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of a committee as the Trustees may deem proper. The Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any and all matters as the Trustees may deem proper.

         The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. All members of each committee shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE V
                          NET ASSET VALUE AND EXPENSES

         SECTION 5.01 DETERMINATION OF NET ASSET VALUE. The term "Net Asset Value" of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees in any manner the Trustees deem appropriate in accordance with the applicable law. The Net Asset Value of any Class shall be the amount as determined by or under the direction of the Trustees in any manner the Trustees deem appropriate in accordance with applicable law. The valuation of any securities or other assets for purposes of calculating a Series (or Class ) Net Asset Value shall be determined by the Trustees or officers from time to time.

         SECTION 5.02 EXPENSES. Subject to the provisions of Article II, Section
2.08 hereof,  the  Trustees  shall be  reimbursed  from the estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodian, transfer agent and fund accountant; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's prospectuses, statements of additional information and shareholder reports and delivering them to Shareholders or others; expenses of meetings of Shareholders and proxy solicitations therefore; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trust; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust; costs of Trustee meetings; registration fees and related expenses; for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust; and, for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VI
                    INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
                           AND OTHER SERVICE PROVIDERS

         SECTION 6.01 INVESTMENT ADVISER. The Trustees may in their discretion, from time to time, enter into an investment advisory contract or contracts on behalf of the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such investment advisory, statistical and research facilities and services and such other facilities and services, if any, all upon such terms and conditions as may be prescribed by the Trustees. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

         The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

         SECTION  6.02  PRINCIPAL   UNDERWRITER.   The  Trustees  may  in  their
discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed by the Trustees; and such contracts may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

         SECTION 6.03 OTHER SERVICE PROVIDERS. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to provide the Trustees with services. The contract or contracts shall be on such terms and conditions as may be prescribed by the Trustees.

         SECTION 6.04 PARTIES TO CONTRACT. Any contract of the character described in Sections 6.01, 6.02 and 6.03 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other Person, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any Person holding such relationship be disqualified from voting on or executing the same in his or her capacity as Shareholder and/or Trustee, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of any Bylaws. The same Person may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, and 6.03 of this Article VI or pursuant to Article VIII hereof, and any Person may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 6.04.

         SECTION 6.05 PROVISIONS AND AMENDMENTS. Any contract entered into by the Trust pursuant to this Article VI shall be consistent with applicable law. No amendment to any contract entered into by the Trust pursuant to this Article VI shall be effective unless assented to in a manner consistent applicable law.

                                   ARTICLE VII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         SECTION 7.01 VOTING POWERS. The Shareholders shall have power to vote only: (1) for the election of Trustees as provided in Article III, Sections 3.01 and 3.02 hereof; (2) for the removal of Trustees as provided in Article III,
Section 3.03(4) hereof; and (3) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, or any Bylaws or any registration of the Trust with the Commission or any qualification with any State, or as the Trustees may consider desirable.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except: (1) when required by applicable law, Shares shall be voted in the aggregate and not by individual Series; and (2) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more Classes, in which case any such matter shall be voted on only by such Class or Classes. Each whole Share shall be entitled to one vote as to any matter on which a Shareholder is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Notwithstanding anything else herein or in any Bylaws, in the event that a proposal, including a proposal by anyone other than the officers or Trustees of the Trust, is submitted to a vote of the Shareholders of one or more Classes, one or more Series or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted by (1) anyone authorized to do so who is present at a meeting in person or by conference telephone or similar communications equipment by menas of which all persons participating in the meeting can hear each other, or (2) by electronic or other similar means or (3) by proxy or (4) in any other manner not prohibited under Delaware law. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any Bylaws to be taken by Shareholders.

         SECTION 7.02 MEETINGS. Meetings of Shareholders may be held within or without the State of Delaware as specified by the Trustees. A meeting of Shareholders shall be called by the Secretary whenever: (1) ordered by the Trustees; or (2) requested in writing by the holder or holders of at least one-third of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or Classes shall be called and only the shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting.

         SECTION 7.03 NOTICES. Except as provided in Section 7.02, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to Persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

         SECTION 7.04 QUORUM AND REQUIRED VOTE. One-third (or such higher proportion as the Trustees, in their sole discretion, may determine with respect to a meeting) of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Trust Instrument permits or requires that holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then one-third (or such higher proportion as the Trustees, in their sole discretion, may determine with respect to a meeting) of the aggregate number of Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). Any lesser number shall be sufficient only for holding a vote to adjourn the meeting. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument or any Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Series (or Class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned. Shareholders may act by majority written consent. Actions taken by a Series (or Class) may be consented to in writing by a majority of the Shareholders of that Series (or Class).

         SECTION 7.05 VOTING-PROXIES. Shares may be voted in person present at a meeting or by electronic or telephonic or other similar means or by proxy or in any manner provided for in any Bylaws or any means not prohibited by Delaware law and approved by the Trusteesexcept as otherwise required by Section 7.01. Shareholders may vote by proxy, provided that either: (1) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period; or (2) the Trustees or President authorize an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. Written proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholder of a Delaware corporation.

         SECTION 7.06 ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

                                  ARTICLE VIII
                                   CUSTODIANS

         SECTION 8.01 APPOINTMENT AND DUTIES. The Trustees shall at all times employ one or more banks, companies that are members of a national securities exchange, trust companies organized under the laws of the United States or one of the states thereof, or such other Persons as may be permitted to act as custodian for assets of the Trust under applicable law as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in any Bylaws: (1) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and (3) to disburse such funds upon orders or vouchers.

         The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, a trust company organized under the laws of the United States or one of the states or such other Persons as may be permitted to act as custodian for assets of the Trust under applicable law.

         SECTION 8.02 CENTRAL CERTIFICATE SYSTEM. Subject to the requirements of applicable law, the Trustees may direct a custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted to act as custodian for assets of the Trust under applicable law, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

                                   ARTICLE IX
                          DISTRIBUTIONS AND REDEMPTIONS

         SECTION 9.01  DISTRIBUTIONS.

         (a) The Trustees may from time to time declare and pay distributions with respect to any Series or Class. The amount of such distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

         (b) Distributions may be paid or made to Shareholders at the time of declaring a distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the

Trustees may determine. The Trustees may adopt and offer to Shareholders such reinvestment plans, cash payout plans or related plans with respect to distributions as the Trustees shall deem appropriate.

         (c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute Shares pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series or Classified as provided in Subsection 9.01(b) hereof.

         SECTION 9.02 REDEMPTIONS. In case any Shareholder of a particular Series desires to dispose of the Shareholder's Shares or any portion thereof, the Shareholder may deposit at the office of the Transfer Agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 9.02; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase the Shares, but only at the Net Asset Value thereof (as described in Section 5.01 of Article V hereof ) reduced by the amount of any sales or other charges applicable to the Shares. The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series, and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder within seven (7) days after the date upon which the request is effective. Upon redemption, Shares shall become Treasury Shares and may be re-issued from time to time.

         SECTION 9.03 SUSPENSION OF THE RIGHT OF REDEMPTION. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under applicable law. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided into Classes, the provisions of this Section 9.03, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class.

         SECTION 9.04 REDEMPTION OF SHARES IN ORDER TO QUALIFY AS REGULATED INVESTMENT COMPANY. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any Series has or may become concentrated in any Person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them: (1) to call for redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification; and (2) to refuse to transfer or issue Shares to any Person whose acquisition of Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article IX.

         The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

                                    ARTICLE X
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         SECTION 10.01 LIMITATION OF LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust or beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his or her capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

         SECTION 10.02  INDEMNIFICATION.

         (a) Subject to the exceptions and limitations contained in Subsection 10.02(b): (1) every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee or officer and against amounts paid or incurred in the settlement thereof; and (2) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:
(1) who shall have been adjudicated by a court or body before which the proceeding was brought: (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (2) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (x) by the court or other body approving the settlement; (y) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (z) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other Persons may be entitled by contract or otherwise under law.

         (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in Subsection 10.02(a) of this Section 10.02 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or Series if it is ultimately determined that he or she is not entitled to indemnification under this Section 10.02; provided, however, that either: (1) such Covered Person shall have provided appropriate security for such undertaking; (2) the Trust is insured against losses arising out of any such advance payments; or (3) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under Section 10.02.

         SECTION 10.03 SHAREHOLDERS. In case any Shareholder of any Series shall be held to be personally liable solely by reason of the Shareholder being or having been a Shareholder of such Series and not because of the Shareholder's acts or omissions or for some other reason, the Shareholder or former
Shareholder (or the Shareholder's heirs, executors, administrators or other legal representatives, or, in the case of Shareholder other than an individual, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         SECTION 10.04 INSURANCE. The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of another Person against any liability asserted against him or her and incurred in any such capacity or arising out of his or her status as such, whether or not the Trustees would have the power to indemnify him or her against such liability.

                                   ARTICLE XI
                                    OFFICERS

         SECTION 11.01 OFFICERS AND APPOINTMENT. The officers of the Trust shall be a Chairman of the Board of Trustees, a President, a Treasurer and a Secretary, each to be elected by the Trustees, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to one or more officers or committees the power to elect any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties. It shall not be necessary for any Trustee or officer to be a holder of Shares. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 11.04 hereof, the Chairman, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees. Each officer may receive such compensation for services provided and reimbursement for expenses incurred as may be fixed from time to time by the Trustees.

         (a) The Trustees shall appoint from among their number a Chairman of the Board of Trustees. When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees and may appoint a Trustee to preside at such meetings in his or her absence. The Chairman shall be responsible for the execution of policies established by the Trustees and the administration of the Trust. The Chairman shall perform such other duties as the Trustees may from time to time designate.

         (b) The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series. The President shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

         (c) The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds and securities of the Trust which may come into his or her hands to such Person as the Trustees shall employ as Custodian. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records and shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

         (d) The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

         (e) Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         (f) Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

         (g) Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

         (h) The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

         SECTION 11.02 RESIGNATIONS. Any officer of the Trust may resign, notwithstanding Section 11.01 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

         SECTION 11.03 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

         SECTION 11.04 REMOVAL. Any officer may be removed from office by the Trustees at any regular or special meeting whenever in the judgment of the Trustees the best interest of the Trust will be served thereby. In addition, any officer or agent appointed in accordance with the provisions of Section 11.01(h) hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.01 TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a trust and not a partnership is created hereby.

         SECTION 12.02 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding. Subject to the provisions of Article X hereof, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument or any other matter, and subject to the provisions of Article X hereof shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

         SECTION 12.03 ESTABLISHMENT OF RECORD DATES. The Trustees may close the Share transfer books of the Trust for a period not exceeding one hundred twenty
(120) days preceding the date of any meeting of Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred, twenty (120) days preceding the date of any meeting of Shareholders, or the date for payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only those Shareholders as shall be Shareholders on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

         SECTION 12.04  TERMINATION OF TRUST OR SERIES.

         (a) This Trust shall continue without limitation of time but subject to the provisions of Subsections 12.04(b) and (c).

         (b) The Trustees may at any time, in contemplation of the termination of the Trust or of a Series, subject to a vote of a majority of the Outstanding Shares of each Series affected by the matter or, if applicable, to a vote of a majority of the Outstanding Shares of the Trust: (1) sell and convey all or any portion of the assets of the Trust or the affected Series to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust of any affected Series, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, association or corporation or of a series thereof; or (2) sell and convert into money all or any portion of the assets of the Trust or the affected Series.

         Upon paying or making reasonable provision for the payment of all known liabilities of all Series or any affected Series in either (1) or (2), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of all Series or the affected Series; however, the payment to any particular Class may be reduced by any fees, expenses or charges allocated to that Class.

         (c) The  Trustees may take any of the actions  specified in  subsection
(b) above without approval of the Shareholders of the Trust or any affected Series if the Trustees, in their sole discretion, determine that the continuation of the Trust or the Series is not in the best interests of the Trust, the Series, or their respective Shareholders. In reaching such determination, the Trustees may consider any factors the Trustees, in their sole discretion, deem to be appropriate.

         (d) At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may abolish that Series and the establishment and designation thereof.

         (e) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Subsection 12.04(b) or (c), the Trust or any affected Series shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder, and the right, title and interest of all parties with respect to the Trust or Series shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

         SECTION 12.05 REORGANIZATION. Notwithstanding anything else herein, the Trustees may, without Shareholder approval: (1) cause the Trust or any Series to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another company registered as an open-end, management investment company under the 1940 Act, or a series thereof; (2) cause any or all Shares to be exchanged under or pursuant to any state of federal statute to the extent permitted by law; or (3) cause the Trust to incorporate or organize under the laws of any state, commonwealth, territory, dependency, colony or possession of the United States of America or in any foreign jurisdiction.

         Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 12.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

         SECTION 12.06 FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been make and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like "herein," "hereof' and "hereunder," shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

         SECTION 12.07 GOVERNING LAW. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument: (1) the provisions of Section 3540 of Title 12 of the Delaware Code; or (2) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (d) fees or other sums payable to trustees, officers, agents or employees of a trust; (e) the allocation of receipts and expenditures to income or principal; (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (g) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "business trust", and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         SECTION 12.08 AMENDMENTS. Except as specifically provided herein, the Trustees may, without shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument. Shareholders shall have the right to vote: (1) on any amendment that would affect their right to vote granted in
Section 7.01 of Article VII hereof;  (2) on any amendment to this Section 12.08;
(3) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission; and (4) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by vote of the Shareholders of each Series affected, and no vote of shareholders of a Series not affected shall be required. Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

         SECTION 12.09 FISCAL YEAR. The fiscal year of the Trust's Series shall end on a specified date as determined from time to time by the Trustees.

         SECTION 12.10 PROVISIONS IN CONFLICT WITH LAW. The provisions of this Trust Instrument are severable, and if the Trustees shall determine that any of such provisions is in conflict with any applicable law or regulation, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

         SECTION 12.11 EXECUTION VIA FACSIMILE. Execution and delivery of any consent, waiver, certificate, proxy or other document by Trustees, officers or Shareholders of the Trust or parties contracting with the Trust may be accomplished by facsimile or other similar electronic mechanism.

         SECTION 12.12 PRINCIPAL OFFICE. The principal office of the Trust shall be located in Portland, Maine, or such other location as the Trustees may, from time to time, determine.

         SECTION 12.13 INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of date first written above.


                                       _______________________________
                                       Thomas G. Sheehan, as Trustee
                                       and not individually


                                       _______________________________
                                       Catherine S. Wooledge, as Trustee
                                       and not individually


                                       _______________________________
                                       Priscilla F. Gray, as Trustee
                                       and not individually

                                     ANNEX A
                             As of December 4, 1997


SERIES                        CLASS THEREOF             DATE CREATED
-----                         -------------             ------------

Schroder All Asia Fund        Class A Shares            December 4, 1997